UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2009

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 17, 2009, the compensation committee (the "committee") of the board of directors of InterDigital, Inc. (the "company"), after considering information on total compensation for the company’s executive officers, competitive conditions, accomplishment of company goals during fiscal year 2009, and individual performance, (i) established annual base salaries for fiscal year 2010 for, (ii) approved fiscal year 2009 bonus awards to, (iii) determined the payouts earned with respect to performance-based restricted stock unit ("RSU") awards previously granted under the company’s long-term compensation program ("LTCP") to, and (iv) continued the company’s supplemental payment program for executive officers for fiscal year 2010 in the form of equity grants to, among other executive officers: William J. Merritt, President and Chief Executive Officer; Scott A. McQuilkin, Chief Financial Officer; Lawrence F. Shay, Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel; Mark A. Lemmo, Executive Vice President, Corporate Development; and William C. Miller, Executive Vice President, IP Sales and Services (collectively, the "named executive officers").

The following fiscal year 2010 base salaries were approved for the named executive officers.

William J. Merritt, President and Chief Executive Officer: $500,000
Scott A. McQuilkin, Chief Financial Officer: $307,500
Lawrence F. Shay, Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel: $328,900
Mark A. Lemmo, Executive Vice President, Corporate Development: $316,500
William C. Miller, Executive Vice President, IP Sales and Services: $261,600

Following the assessment of the company’s achievement of its fiscal year 2009 goals and individual performance during fiscal year 2009, the committee approved the following bonus awards to the named executive officers pursuant to the company’s annual employee bonus plan, which are expected to be paid in February 2010.

William J. Merritt, President and Chief Executive Officer: $323,438
Scott A. McQuilkin, Chief Financial Officer: $128,766
Lawrence F. Shay, Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel: $137,727
Mark A. Lemmo, Executive Vice President, Corporate Development: $102,863
William C. Miller, Executive Vice President, IP Sales and Services: $86,328

Upon further assessment of the individual performance by certain executive officers during fiscal year 2009 and taking note of increased levels of stock ownership guidelines for certain executive officers effective January 1, 2009, the committee approved a one-time award of three thousand (3,000) RSUs to Mr. McQuilkin, which will be granted on January 1, 2010 and will vest annually, in three equal installments, beginning on the grant date.

On January 1, 2007, the named executive officers received performance-based RSU awards pursuant to the January 1, 2007 through January 1, 2010 LTCP cycle. According to the terms of such awards, a percentage of the performance-based RSUs vest on January 1, 2010 based on the company’s achievement of certain pre-established performance criteria during the January 1, 2007 through January 1, 2010 LTCP cycle period. The committee reviewed the performance criteria and accomplishments for the January 1, 2007 through January 1, 2010 LTCP cycle period and determined that the performance-based RSUs will vest with respect to zero percent (0%) of the shares subject thereto.

The committee also continued the company’s supplemental payment program for executive officers for fiscal year 2010 by approving for grant on January 15, 2010, one thousand (1,000) shares of restricted stock to each of the company’s executive officers, including each of the named executive officers. Such restricted stock awards shall vest immediately but are restricted as to transferability until the first anniversary of their grant date.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

December 21, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC